Exhibit 21

SUBSIDIARIES OF THE REGISTRANT
As of December 31, 2018

Name of Organization (a)	State or Country
ALLETE, Inc. (d/b/a ALLETE; Minnesota Power; Minnesota Power, Inc.;	Minnesota
Minnesota Power & Light Company)
ALLETE Automotive Services, LLC	Minnesota
ALLETE Enterprises, Inc.	Minnesota
ALLETE Clean Energy, Inc.	Minnesota
ACE Wind LLC	Delaware
ACE Mid-West Holdings, LLC	Delaware
MWW Holdings, LLC	Delaware
Lake Benton Power Associates LLC	Delaware
Lake Benton Holdings LLC	Delaware
Lake Benton Power Partners L.L.C.	Delaware
Storm Lake Power Partners I LLC	Delaware
Storm Lake II Power Associates LLC	Delaware
Storm Lake II Holdings LLC	Delaware
Storm Lake Power Partners II LLC	Delaware
New Salem Holdings, LLC	Delaware
Glen Ullin Energy Center, LLC	Delaware
Northern Wind Energy, LLC	Delaware
Chanarambie Power Partners, LLC	Delaware
Viking Wind Holdings, LLC	Delaware
ACE West Holdings, LLC	Delaware
Condon Wind Power, LLC	Delaware
South Peak Wind LLC	Delaware
Armenia Holdings, LLC	Delaware
AMW I Holding, LLC	Delaware
Armenia Mountain Wind, LLC	Delaware
Armenia Mountain Wind II, LLC	Delaware
Thunder Spirit Wind, LLC	Delaware
ACE O&M, LLC	Delaware
ALLETE Power Systems, Inc.	Minnesota
ALLETE Renewable Resources, Inc.	North Dakota
ALLETE South Wind, LLC	Delaware
ALLETE Transmission Holdings, Inc.	Wisconsin
BNI Energy, Inc.	North Dakota
BNI Coal, Ltd.	North Dakota
Global Water Services Holding Company, Inc.	Delaware
U.S. Water Services, Inc.	Minnesota
U.S. Water Services – Canada, Inc.	Canada
USWATERSERV-DR, S.R.L.	Dominican Republic
MP Affiliate Resources, Inc.	Minnesota
Rainy River Energy Corporation	Minnesota
South Shore Energy, LLC	Wisconsin
Upper Minnesota Properties, Inc.	Minnesota
Upper Minnesota Properties - Development, Inc.	Minnesota
ALLETE Properties, LLC (d/b/a ALLETE Properties)	Minnesota
ALLETE Commercial, LLC	Florida
Lehigh Acquisition, LLC	Delaware
Florida Landmark Communities, LLC	Florida
Lehigh Corporation	Florida
Mardem, LLC	Florida
(a) Certain insignificant subsidiaries are omitted.

Exhibit 21

Name of Organization (a)	State or Country
Palm Coast Holdings, Inc.	Florida
Port Orange Holdings, LLC	Florida
Interlachen Lakes Estates, LLC	Florida
Palm Coast Land, LLC	Florida
ALLETE Water Services, Inc.	Minnesota
Florida Water Services Corporation	Florida
Energy Replacement Property, LLC	Minnesota
Energy Land, Incorporated	Wisconsin
Lakeview Financial Corporation I	Minnesota
Lakeview Financial Corporation II	Minnesota
MP Investments, Inc.	Delaware
RendField Land Company, Inc.	Minnesota
Superior Water, Light and Power Company	Wisconsin

(a)	Certain insignificant subsidiaries are omitted.